Exhibit 99.1

SMS Masterminds, publicly traded as SpendSmart Networks, Inc. Announces Q2 2015 Results

SAN LUIS OBISPO, CA -- SpendSmart Networks, Inc. (OTCQB:SSPC) dba “SMS Masterminds,” a national full-service provider of mobile and loyalty marketing solutions, reported its financial results for the second quarter ended June 30, 2015.

Revenues for the second quarter of fiscal 2015 were $1,988,973 compared to $1,010,596 for the second quarter of 2014, representing an increase of 97%. The increase in revenues was primarily attributable to the increase in the company’s licensee network and product offerings. Operating expenses for the second quarter of 2015 were $3,079,982 compared to $2,613,209 in the second quarter of 2014. Net loss for the second quarter of 2015 was $1,292,960 compared to a net loss of $2,486,394 for the second quarter of 2014. Stock based compensation costs for the second quarter of 2015 totaled $263,364, while the effects of depreciation, amortization, amortization of debt discount, and changes in our derivatives and earn-out liabilities totaled $300,653. In addition, as of August 1, 2015, the company ceased in-house financing and began directing potential licensees to third-parties for financing.

Alex Minicucci, CEO of SMS Masterminds, stated: “Our products and services are now in over 250 markets with over 4,500,000 subscribers. We continue to build momentum with our product offerings resulting in continued revenue growth in the second quarter of 2015. Our growing licensee network and expanding technology continue to assist small and medium size businesses with growing and engaging their customer base.”

More detailed information regarding SpendSmart's financial results for the second quarter of 2015 can be found in the Company's quarterly report on Form 10-Q which the Company filed with the Securities and Exchange Commission on August 14, 2015.

About SpendSmart

SpendSmart Networks provides proprietary loyalty systems and a suite of digital engagement and marketing services that help local merchants build relationships with consumers and drive revenue. These services are implemented and supported by a vast network of certified digital marketing specialists, aka “Certified Masterminds,” who drive revenue and consumer relationships for merchants via loyalty programs, mobile marketing and website development. Consumers’ dollars go further when they spend it with merchants in the SpendSmart network of merchants, as they receive exclusive deals, earn rewards and ultimately build a connection with their favorite merchants.

Forward Looking Statements

Certain statements in this release are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about SpendSmart's licenses and subscribers, future financial results and performance, costs and revenue, and other statements that are not historical in nature, particularly those that utilize terminology such as "plans," "anticipates," "will," "proposed," "may," "expects," "future," "continue," "show promise," other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Risks and uncertainties may cause SpendSmart's actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular risks and uncertainties include, among others, uncertainties regarding licensee and subscriber acquisition, and achieving market acceptance, SpendSmart's ability to develop other licenses; and other risks and uncertainties described in SpendSmart's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended December 31, 2014 filed on April 3, 2015 with the SEC and the quarterly report on Form 10-Q filed on August 14, 2015. All forward-looking statements in this release speak only as of the date of this release and are based on SpendSmart's current beliefs and expectations. SpendSmart undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Alex Minicucci, CEO
alex@smsmasterminds.com
+1 877-541-8398